Exhibit 21.1
                                                                    ------------


                       DUTY FREE INTERNATIONAL, INC.
                       SIGNIFICANT SUBSIDIARIES AND
                       JURISDICTIONS OF INCORPORATION


                                                                 Jurisdiction of
                                                                  Incorporation
                                                                  -------------


Samuel Meisel and Company, Inc.                                      Maryland

Ammex Tax & Duty Free Shops, Inc                                     Delaware

Ammex Warehouse Company, Inc.                                        New York

Fenton Hill America, Ltd.                                            Maryland

Ammex Tax & Duty Free Shops West, Inc.                               Maryland

UETA of Texas, Inc.                                                  Delaware

Inflight Duty Free Shops, Inc.                                       New York